Exhibit 10.1

Execution Version

Second Amendment

to

Amended and Restated
Senior Revolving Credit Agreement

Among

Rosetta Resources Inc.,
as Borrower,

BNP Paribas,
as Administrative Agent,

and

The Lenders Signatory Hereto

Effective as of April 5, 2010

Second Amendment to
Amended and Restated Senior Revolving Credit Agreement

This Second Amendment to Amended and Restated Senior Revolving Credit Agreement (this “Second Amendment”) executed effective as of April 5, 2010 (the “Second Amendment Effective Date”) is among Rosetta Resources Inc., a corporation formed under the laws of the State of Delaware (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”); each of the Lenders that is a signatory hereto; and BNP Paribas, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

R E C I T A L S:

A.           The Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Senior Revolving Credit Agreement dated as of April 9, 2009, as amended by that certain First Amendment to Amended and Restated Senior Revolving Credit Agreement dated as of October 1, 2009 (as amended, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.           The Borrower has requested and the Administrative Agent and the Required Lenders have agreed to amend certain provisions of the Credit Agreement.

C.           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                      Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Second Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all section references in this Second Amendment refer to the Credit Agreement.

Section 2.                      Amendments to Credit Agreement.

2.1           Section 1.02.  The following definitions are hereby added or amended and restated in its entirety as follows:

“Agreement” means this Amended and Restated Senior Revolving Credit Agreement, as amended by the First Amendment to Amended and Restated Senior Revolving Credit Agreement, dated as of October 1, 2009, and the Second Amendment to Amended and Restated Senior Revolving Credit Agreement, dated as of April 5, 2010, as the same may from time to time be further amended, modified, supplemented or restated.

“Compressor Sale-Leaseback Transaction” means the sale by the Borrower or any Guarantor of all or any part of its compression equipment, gathering or other midstream facilities located in California (“Midstream Facilities”) and the subsequent leasing of such Midstream Facilities, provided that the aggregate sales price does not exceed $15,000,000.

“Midstream Facilities” has the meaning assigned such term in the definition of “Compressor Sale-Leaseback Transaction”.

“Second Lien Notes” means Second Lien Term Notes in an amount of up to $100,000,000 issued pursuant to the Second Lien Term Loan Agreement, together with all amendments, modifications, replacements, extensions and rearrangements thereof permitted by Section 9.04(b), but excluding any replacement thereof with Senior Notes.

“Senior Notes” means any unsecured senior or senior subordinated Debt securities (whether registered or privately placed) incurred pursuant to the Senior Notes Indenture.

“Senior Notes Indenture” means any indenture among the Borrower, as issuer, the subsidiary guarantors party thereto and the trustee named therein, pursuant to which the Senior Notes are issued, as the same may be amended or supplemented in accordance with Section 9.04(c).

2.2           Amendment to Section 2.07.  Section 2.07 is hereby amended by inserting the following subsection (g) immediately following subsection (f) thereof:

“(g)           Reduction of Borrowing Base Upon Issuance of Senior Notes.  Upon the issuance by the Borrower of any Senior Notes, the Borrowing Base then in effect shall be simultaneously reduced by an amount equal to $.25 per $1.00 of principal amount of Senior Notes issued in excess of the principal amount of Second Lien Notes repaid or prepaid contemporaneously with the issuance of such Senior Notes.

2.3           Amendment to Section 3.04.  Section 3.04(c) is hereby amended by inserting the following subsection (v) immediately following the existing subsection (iv) and renumbering the existing subsections (v) and (vi) as (vi) and (vii), respectively:

(v)           Upon any adjustments to the Borrowing Base pursuant to Section 2.07(g), if the total Revolving Credit Exposures exceeds the Borrowing Base as adjusted, then the Borrower shall (a) prepay the Borrowings in an aggregate principal amount equal to such excess, and (b) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).  The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral, if required, on the date it issues such Senior Notes; provided that all payments required to be made pursuant to this Section 3.04(c)(v) must be made on or prior to the Termination Date.

2.4           Amendment to Section 8.01.  Section 8.01 is hereby amended by inserting the following new Section 8.01(r):

(r)           Issuance of Senior Notes.  Promptly after the closing and consummation of the issuance of Senior Notes, a true and correct copy of preliminary offering memorandum or other material documents relating to such Senior Notes.

2.5           Amendment to Section 9.02.  Section 9.02 is hereby amended by inserting the following new Sections 9.02(i) and (j):

(i)           Debt under the Senior Notes and any guarantees thereof, the principal amount of which does not exceed $250,000,000 in the aggregate, provided that (i) at the time such Senior Notes are issued (A) no Default has occurred and is then continuing and (B) no Default would result from the incurrence of such Debt after giving effect to the incurrence thereof (and any concurrent repayment of Debt with the proceeds of such incurrence), (ii) on the same day as the incurrence of such Debt, the Borrowing Base shall be adjusted to the extent required by Section 2.07(g) and prepayment is made to the extent required by Section 3.04(c)(v), (iii) if any Second Lien Notes are outstanding on the date of issuance, then the net cash proceeds of such Senior Notes shall be concurrently used to repay or prepay at least $80,000,000 of the outstanding principal balance of  the Second Lien Notes, plus accrued and unpaid interest thereon and any pre-payment penalty relating thereto, if any, (iv) such Debt does not have any scheduled amortization prior to seven (7) years from the date of issuance, (v) such Debt does not mature sooner than seven (7) years after the date of issuance, (vi) such Debt and any guarantees thereof are on terms, taken as a whole, at least as favorable to the Borrower and the Guarantors as market terms for issuers of similar size and credit quality given the then prevailing market conditions and (vii) such Senior Notes do not have any mandatory prepayment or redemption provisions (other than customary change of control or asset sale tender offer provisions) which would require a mandatory prepayment or redemption in priority to the Indebtedness.”

(j)           Debt associated with the Compressor Sale-Leaseback Transaction in an aggregate principal amount not to exceed $15,000,000.

2.6           Amendment to Section 9.03.  Section 9.03 is hereby amended by inserting the following new Section 9.03(f):

(f)           Liens to secure obligations of the Borrower or any Guarantor under the Compressor Sale-Leaseback Transaction, provided that such Liens only extend to the Property subject of the Compress Sale-Leaseback Transaction and the proceeds thereof.

2.7           Amendment to Section 9.04.  Section 9.04 is hereby amended by amending and restating Section 9.04(b) in its entirety and by inserting the following new Section 9.04(c):

(b)           Redemption of Second Lien Notes; Amendment of Second Lien Term Loan Documents. The Borrower will not, and will not permit any Restricted Subsidiary to: (1) prior to the date that is ninety-one (91) days after the Maturity Date, call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Second Lien Notes, provided that the Borrower may optionally prepay the Second Lien Notes with the cash proceeds of a substantially concurrent offering of Equity Interests of the Borrower or with the cash proceeds of the substantially concurrent issuance of Senior Notes, if (A) no Default or Event of Default has occurred and is continuing or would exist after giving effect to such prepayment or refinancing, and (B) after giving effect to such prepayment or refinancing, the Borrower would have liquidity (which shall include undrawn availability under the then existing Borrowing Base) of at least $25,000,000 of cash or unencumbered Investments permitted by Section 9.05(c), Section 9.05(d), Section 9.05(e) or Section 9.05(f) and (2) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Second Lien Term Loan Document if (a) the effect thereof would be to shorten the maturity of the Second Lien Notes or shorten the average life or increase the amount of any payment of principal thereof or increase the rate or add call or pre-payment premiums or shorten any period for payment of interest thereon, (b) such action requires the payment of a consent fee (howsoever described), (c) such action adds additional Property as collateral to secure the Second Lien Notes unless the Borrower complies with Section 8.14(e) or (d) such action adds any covenants or defaults without this Agreement being contemporaneously amended to add substantially similar covenants or defaults, provided that the foregoing shall not prohibit the execution of supplemental agreements to add guarantors if required by the terms thereof provided that any such guarantor also guarantees the Indebtedness pursuant to the Guaranty Agreement and each of the Borrower and such guarantor otherwise complies with Section 8.14(d).

(c)           Redemption of Senior Notes; Amendment of Senior Indenture. The Borrower will not, and will not permit any Restricted Subsidiary to, prior to the date that is ninety-one (91) days after the Maturity Date: (i) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Senior Notes other than with the cash proceeds of a substantially concurrent offering of Equity Interests of the Borrower or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes or the Senior Indenture if (A) the effect thereof would be to shorten its maturity or average life or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon or (B) such action requires the payment of a consent fee (howsoever described), provided that the foregoing shall not prohibit the execution of supplemental indentures associated with the incurrence of additional Senior Notes to the extent permitted by Section 9.02(i) or the execution of supplemental indentures to add guarantors if required by the terms of any Senior Indenture provided such Person complies with Section 8.14(b).

2.8           Amendment to 9.08.  Section 9.08 is amended to insert “, the Compressor Sale-Leaseback Transaction” after the words “Capital Leases” and prior to the words “and leases of Hydrocarbon Interests”.

2.9           Amendment to Section 9.13.  Section 9.13(f) is hereby amended by deleting such clause in its entirety and replacing it with the following:

(f) sales and other dispositions of Properties not regulated by Section 9.13(a) to (e): (i) with respect to the Midstream Facilities, having an aggregate purchase price not to exceed $15,000,000 as may be sold during 2010 pursuant to the Compressor Sale-Leaseback Transaction and (ii) with respect to all other Properties, $2,500,000 during any 6-month period.

2.10           Amendment to Section 9.17.  Section 9.17(ii) is amended to insert “or Section 9.03(f)” after the words “Section 9.03(d)” in each place such words appear.

2.11           Amendment to Section 10.01.  Section 10.01(g) is hereby amended by inserting in line 1 thereof after the phrase “any event or condition” the phrase “(other than customary change of control or asset sale tender offer provisions of the Senior Notes Indenture which would require a mandatory prepayment or redemption of the Debt arising thereunder)”.

Section 3.                      Conditions Precedent.  The effectiveness of this Second Amendment is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 3, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

3.1           Payment of Outstanding Invoices.  Payment by the Borrower to the Administrative Agent of all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower.

3.2           Second Amendment.  The Administrative Agent shall have received multiple counterparts as requested of this Second Amendment from the Borrower and the Required Lenders.

3.3           Amendment to Second Lien Note Term Loan Documents.  The Borrower shall have received an amendment from the requisite lenders under the Second Lien Term Loan Agreement to permit the issuance of Senior Notes and the Compressor Sale-Leaseback Transaction.

3.4           No Default.  No Default or Event of Default shall have occurred and be continuing as of the Second Amendment Effective Date.

3.5           Other Documents.  The Administrative Agent shall have received any other document it reasonably requests.

Section 4.                      Representations and Warranties; Etc.  Each Obligor hereby affirms:  (a) that as of the date of execution and delivery of this Second Amendment, all of the representations and warranties contained in each Loan Document to which such Obligor is a party are true and correct in all material respects as though made on and as of the Second Amendment Effective Date (unless made as of a specific earlier date, in which case, was true as of such date); and (b) that, after giving effect to this Second Amendment and to the transactions contemplated hereby, no Defaults exist under the Loan Documents or will exist under the Loan Documents.

Section 5.                      Miscellaneous.

5.1           Confirmation.  The provisions of the Credit Agreement (as amended by this Second Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Second Amendment.

5.2           Ratification and Affirmation of Obligors.  Each of the Obligors hereby expressly (i) acknowledges the terms of this Second Amendment, (ii) ratifies and affirms its obligations under the Guaranty Agreement and the other Security Instruments to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Guaranty Agreement and the other Security Instruments to which it is a party and agrees that its guarantee under the Guaranty Agreement and the other Security Instruments to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby.

5.3           Counterparts.  This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

5.4           No Oral Agreement.  This written Second Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties.  There are no subsequent oral agreements between the parties.

5.5           Governing Law.  This Second Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of Page Intentionally Left Blank.
Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed effective as of the date first written above.

BORROWER:	ROSETTA RESOURCES INC.

	By:		/s/ Michael J. Rosinski
Michael J. Rosinski, Executive Vice President,
Chief Financial Officer and Treasurer

GUARANTORS:
ROSETTA RESOURCES OFFSHORE, LLC

	By:		/s/ Michael J. Rosinski
Michael J. Rosinski, Executive Vice President,
Chief Financial Officer and Treasurer

ROSETTA RESOURCES HOLDINGS, LLC

	By:		/s/ Michael J. Rosinski
Michael J. Rosinski, Executive Vice President,
Chief Financial Officer and Treasurer

ROSETTA RESOURCES OPERATING LP
ROSETTA RESOURCES GATHERING LP
By: Rosetta Resources Operating GP, LLC,
its general partner
		By:	/s/ Michael J. Rosinski
Michael J. Rosinski, Executive Vice
President, Chief Financial Officer and
Treasurer

ROSETTA RESOURCES OPERATING GP, LLC
	By:		/s/ Michael J. Rosinski
Michael J. Rosinski, Executive Vice President,
Chief Financial Officer and Treasurer

Signature Page – Second Amendment

ADMINISTRATIVE AGENT:	BNP PARIBAS,
as Administrative Agent

	By:	/s/ Evans R. Swann
	Name:	Evans R. Swann
	Title:	Managing Director

	By:	/s/ Betsy Jocher
	Name:	Betsy Jocher
	Title:	Director

LENDERS:	BNP PARIBAS

	By:	/s/ Evans R. Swann
	Name:	Evans R. Swann
	Title:	Managing Director

	By:	/s/ Betsy Jocher
	Name:	Betsy Jocher
	Title:	Director

WELLS FARGO BANK, N.A.

	By:	/s/ Doug McDowell
	Name:	Doug McDowell
	Title:	Vice President Senior Portfolio Manager

UNION BANK, N.A.

	By:	/s/ Timothy Brendel
	Name:	Timothy Brendel
	Title:	Vice President

Signature Page – Second Amendment

COMPASS BANK

By:	/s/ Kathleen J. Bowen
Name:	Kathleen J. Bowen
Title:	Senior Vice President

BANK OF MONTREAL

By:	/s/ James Whitmore
Name:	James Whitmore
Title:	Managing Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ Michael A. Kamauf
Name:	Michael A. Kamauf
Title:	Vice President

COMERICA BANK

By:	/s/ Greg Smith
Name:	Greg Smith
Title:	Senior Vice President

BANK OF AMERICA, N.A.

By:	/s/ Stephen J. Hoffman
Name:	Stephen J. Hoffman
Title:	Managing Director

Signature Page – Second Amendment

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Monte E. Deckerd
Name:	Monte E. Deckerd
Title:	Senior Vice President

ALLIED IRISH BANKS P.L.C

By:	/s/ Edward Fenk
Name:	Edward Fenk
Title:	Vice President

By:	/s/ James Giordano
Name:	James Giordano
Title:	Assistant Vice President

BANK OF TEXAS, N.A.

By:	/s/ Mari Salazar
Name:	Mari Salazar
Title:	Vice President

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Kenneth R. Batson, III
Name:	Kenneth R. Batson, III
Title:	Vice President

THE FROST NATIONAL BANK

By:	/s/ Andy Merryman
Name:	Andy Merryman
Title:	Senior Vice President

Signature Page – Second Amendment